UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2010
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
5300 California Avenue, Irvine, CA 92617

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 26, 2010 Broadcom Corporation (the “Company”) issued a press release announcing unaudited financial results for the third quarter ended September 30, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into Item 2.02 of this Current Report. The information in Item 2.02 of this Current Report, including the exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing.
Item 8.01 Other Events.
On October 26, 2010 the Company entered into a definitive agreement to acquire Percello Ltd. and issued a press release related thereto. The full text of the press release is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 – Press release dated October 26, 2010 of the Registrant.
99.2 – Press Release dated October 26, 2010 of the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2010	BROADCOM CORPORATION, a California corporation
	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2010 of the Registrant.
99.2	Press Release dated October 26, 2010 of the Registrant.